EXHIBIT 10.27

ATX TECHNOLOGIES, INC.

FIRST AMENDMENT TO RESTRUCTURING AGREEMENT

This FIRST AMENDMENT TO RESTRUCTURING AGREEMENT (the “Amendment”), is made and entered into as of June 15, 2004, and amends that certain Restructuring Agreement, dated as of April 24, 2004, (the “Leininger Restructuring Agreement”) by and among ATX Group, Inc., a Delaware corporation (“ATX Group”), ATX Technologies, Inc., a Texas corporation (“ATX”), James R. Leininger M.D. (“Leininger”), and certain shareholders of ATX (the “Leininger Shareholders”).

RECITALS:

WHEREAS, the Leininger Restructuring Agreement contemplates that each share of ATX Common Stock will be convertible into the right to receive at least 0.3, but no more than 0.5 shares of ATX Group Common Stock for each share of ATX Common Stock, subject to final determination by the Board of Directors, and such rate is defined in the Leininger Restructuring Agreement as the “Exchange Ratio”;

WHEREAS, ATX, ATX Group and the Leininger Shareholders desire to amend the definition of the Exchange Ratio to mean 0.278710150002407 shares of ATX Group Common Stock for each share of ATX Common Stock.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in further consideration of the mutual covenants and agreements contained in the Leininger Restructuring Agreement, and intending to be legally bound, the parties hereto do hereby agree as follows:

1. The definition of the Exchange Ratio set forth in the fourth whereas clause of the Leininger Restructuring Agreement is hereby amended by deleting “at a rate of at least 0.3, but no more than 0.5 shares, of ATX Group Common Stock for each share of ATX Common (such number, as finally determined by the board of directors of ATX, the “Exchange Ratio”) and replacing that definition with “at a ratio of 0.278710150002407 shares of ATX Group Common Stock for each share of ATX Common Stock (the ‘Exchange Ratio’).”

2. Except to the extent expressly provided herein, the terms of the Leininger Restructuring Agreement remain in full force and effect.

3. This Amendment may be executed by facsimile signature and in any number of counterparts, each of which when so executed shall constitute an original hereof, but all of which together shall constitute one amendment.

[signature page follows]

AMENDMENT TO RESTRUCTURING AGREEMENT - Page 1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

ATX GROUP:
ATX GROUP, INC.

By:	/s/ Steven A. Millstein
Name:	Steven A. Millstein
Title:	President and CEO

ATX:
ATX TECHNOLOGIES, INC.

By:	/s/ Steven A. Millstein
Name:	Steven A. Millstein
Title:	President and CEO

LEININGER:

/s/ James R. Leininger, M.D.
James R. Leininger, M.D.

Address:	C/o Mission City Management 8122 Datapoint Dr., No. 900 San Antonio, TX 78229 Attn: Thomas W. Lyles
Facsimile:	(210) 614-5841

AMENDMENT TO RESTRUCTURING AGREEMENT - S - 1

LEININGER SHAREHOLDERS:

1987 CATHERINE A. LEININGER TRUST

1987 REBECCA R. LEININGER TRUST

1987 WHITNEY E. LEININGER TRUST

1996 CATHERINE A. LEININGER TRUST

1996 JOSE IVAN PADILLA TRUST

1996 PETER G. LEININGER TRUST

1996 REBECCA R. LEININGER TRUST

1996 WHITNEY E. LEININGER TRUST

By:	/s/ James R. Leininger
James R. Leininger Trustee

Address:	c/o Mission City Management 8122 Datapoint Dr., No. 900 San Antonio, TX 78229 Attn: Thomas W. Lyles
Facsimile:	(210) 614-5841

J&E INVESTMENTS

By:	/s/ James R. Leininger
James R. Leininger General Partner

Address:	c/o Mission City Management 8122 Datapoint Dr., No. 900 San Antonio, TX 78229 Attn: Thomas W. Lyles
Facsimile:	(210) 614-5841

AMENDMENT TO RESTRUCTURING AGREEMENT - S - 2